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                                                                    EXHIBIT 23.4

                       [LETTERHEAD OF RHEA & IVY, P.L.C.]

                                 April 13, 1998

Boykin Lodging Company
Terminal Tower
Suite 1500
50 Public Square
Cleveland, Ohio 04413-2258

Ladies and Gentlemen:

     We consent to the incorporation by reference in the Form S-4 filing of Boykin Lodging Company, of our report on the financial statements and notes thereto of the Shawan Road Hotel Limited Partnership as of December 31, 1996, with a report date of March 6, 1997, except for note 3 as to which the date is July 23, 1997, and reference to us and such documents within said Form S-4.

                                          Very truly yours,

                                          /s/ RHEA & IVY, P.L.C.

                                          Rhea & Ivy, P.L.C.

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